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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 11, 2013, except for the retroactive effect of the one-for-seven and one-half reverse stock split as described in Note 10, as to which the date is April 25, 2013, in Amendment No. 2 to the Registration Statement on Form S-1 and related Prospectus of Receptos, Inc. dated April 25, 2013.

                              /s/ Ernst & Young LLP

San Diego, California
April 25, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM